UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On September 7, 2012, Powerwave Technologies, Inc., a Delaware corporation (the “Company”), received a letter from The NASDAQ OMX Group (“NASDAQ”) notifying the Company that it failed to comply with NASDAQ Listing Rule 5450(b)(3)(C) because the market value of publicly held shares of the Company’s common stock had fallen below the minimum $15,000,000 requirement for continued listing for a period of at least 30 consecutive business days.

On September 26, 2012, the Company received a follow-up letter from NASDAQ notifying the Company that NASDAQ has made a determination that, for the 10 consecutive trading days from September 12, 2012 to September 25, 2012, the market value of publicly held shares of the Company’s common stock met the minimum $15,000,000 requirement for continued listing. As a result, NASDAQ confirmed that the Company has regained compliance with NASDAQ Listing Rule 5450(b)(3)(C).

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2012, the Company received a letter from NASDAQ notifying the Company that it failed to comply with NASDAQ Listing Rule 5450(a)(1) because the bid price of the Company’s common stock closed below $1.00 for 30 consecutive business days prior to June 15, 2012. The Company will continue to monitor the bid price for its common stock, and will continue to assess the various alternatives available to it to allow it to regain compliance with the minimum bid price rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC

Date: September 27, 2012	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer